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                                                                   EXHIBIT 32.1


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of LeCroy Corporation (the "Company") on Form 10-K for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on September 22, 2003 and as amended by Form 10-K/A filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas H. Reslewic, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:



      1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Thomas H. Reslewic
----------------------
Thomas H. Reslewic
Chief Executive Officer
February 9, 2004


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.